SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 16, 2007

CHINA VALVES TECHNOLOGY, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-28481	86-0891931
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No.93 West Xinsong Road, Kaifeng City, Henan Province, P.R.C.
(Address of Principal Executive Offices)

86-378-2925211
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

The Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties, principally in the sections entitled "Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements.  We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Moreover, we operate in a very competitive and rapidly changing environment.  New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations , and financial needs.  These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this Current Report on Form 8-K, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission that are incorporated into this Current Report on Form 8-K by reference.  The following discussion should be read in conjunction with our annual report on Form 10-K and our quarterly reports on Form 10-Q incorporated into this Current Report on Form 8-K by reference, and the consolidated financial statements and notes thereto included in our annual and quarterly reports.  We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.  In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K.  Before you invest in our common stock, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

Item 1.01 Entry Into A Material Definitive Agreement

As more fully described in Item 2.01 below, on December 16, 2007, we entered into a Stock Purchase Agreement and Share Exchange (the “Exchange Agreement”) with China Valve Holding Limited (“China Valve Samoa”), a company incorporated under the laws of Samoa and the equity owner of China Valve Samoa.  The closing of the transaction took place on December 16, 2007 (the “Closing Date”) and resulted in the merger between us and China Valve Samoa (the “Merger”).  Pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding capital stock and ownership interests of China Valve Samoa (the “Interests”) from the China Valve Samoa shareholder for an aggregate of 40,000,000 shares, or 99.8% of the Company’s common stock.  In addition, China Valve Samoa agreed to pay cash of $490,000 (the “Purchase Price”).

China Valve is a corporation under the laws of Samoa and holds 100% of the issued and outstanding stock and ownership of China Valve Holdings Limited, a Hong Kong Company, (“China Valve Hong Kong”) (collectively, both China Valve Samoa and China Valve Hong Kong shall be referred to as “China Valve”).  China Valve Hong Kong holds 100% of the issued and outstanding stock and ownership of Henan Tonghai Valve Science Technology Co., Ltd, a limited company incorporated under the laws of the People’s Republic of China.

Prior to the closing of the Exchange Agreement, Mr. Fang Si Ping was a 100% shareholder of China Valve (the “China Valve Shareholder”).  In addition, Mr. Fang Si Ping is an officer and director of China Valve.

As a result of the Exchange Agreement, the China Valve Shareholder transferred all its interest in China Valve Samoa to the Company and, as a result, China Valve Samoa became a wholly owned subsidiary of the Company, which in turn, made the Company the indirect owner of any China Valve direct and indirect subsidiaries.

As a further condition of the Exchange Agreement, the current officers and directors of the Company will resign 10 days after the Closing Date and new officers and directors of the Company were appointed as successors.

The merger agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the merger consideration, the process of exchanging the consideration and the effect of the merger.  Specifically, the Exchange Agreement requires that the Company cancel all outstanding options, warrants and convertible preferred stock prior to the closing of the Exchange Agreement and satisfy all outstanding liabilities.  There was a lawsuit pending in Canada against the Company which was instituted by Merrill Lynch requesting a judgment of $178,000 which was settled prior to the Closing for $30,000.  In addition, there are Notes Payable and Interest Payable in the aggregate amount of $42,604.

This transaction is discussed more fully in Section 2.01 of this Current Report.  This brief discussion is qualified by reference to the provisions of the Exchange Agreement which is attached to this report as Exhibit 2.1.

Item 2.01 Completion of Acquisition or Disposition of Assets

CLOSING OF EXCHANGE AGREEMENT

As described in Item 1.01 above, on December 16, 2007, we acquired China Valve, a company incorporated under the laws of Samoa, in accordance with the Exchange Agreement.  The closing of the transaction took place on December 16, 2007 (the “Closing Date”).  On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding capital stock and ownership interests of China Valve from the China Valve Shareholder; and the China Valve Shareholder transferred and contributed all of their share interests in China Valve to us.  In exchange, we issued to the China Valve Shareholder and other entities as designated by the China Valve Shareholder 40,000,000 shares, or approximately 99.8% of our common stock.  On the Closing Date, China Valve became our wholly owned subsidiary.

China Valve owns 100% of the issued and outstanding capital stock of Henan Tonghai Valve Science Technology Co., Ltd., a limited company incorporated under the laws of the People’s Republic of China.  Prior to the Merger, Mr. Fang Si Ping owned 100% of the issued and outstanding capital stock of China Valve.

The Registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately before the completion of the Merger.  Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10-SB under the Exchange Act, reflecting the Company’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Merger, with such information reflecting the Company and its securities upon consummation of the Merger.

BUSINESS

DESCRIPTION OF BUSINESS

Intercontinental Resources, Inc., formerly known as Anglotajik Minerals, Inc., (the "Company") was incorporated August 1, 1997 in Nevada as Meximed Industries to develop and produce a non-reusable medical syringe. We later abandoned that business, as we lacked sufficient capital resources. In January 1999 we changed our name to Digital Video Display Technology Corp. and obtained a license to market a patented audio video jukebox technology in Canada and in five U.S. states. However, disagreements arising out of contractual relationships impeded the development of the business. In July 2001 we changed our name to Iconet, Inc. in connection with a proposal to build the jukeboxes and sell them back to the licensor of the technology, but owing to changing technology and to disagreements among our board as to the future direction the company should take, we eventually abandoned that business as well.

In June of 2002 we resolved to investigate some possible opportunities in mineral exploration. We optioned a property in Ontario, Canada, but after our due diligence investigation we elected not to proceed and mutually rescinded the agreement.

In June of 2003 our board appointed Mr. Matthew Markin as president and as a director to replace Randy Miller. Mr. Miller also resigned as director, so that Mr. Markin became the sole executive officer and director of the Company. Mr. Miller's resignation was voluntary to pursue other interests, and not as a result of any dispute with the  Company.

In July of 2003, we adopted a plan of reorganization whereby our common stock was reverse split by a ratio of 1-for-143. Shortly thereafter, we effected a 2-for-1 forward split.  Then in June 2007, we effectuated a 1 for 500 reverse split.

BUSINESS DEVELOPMENT OF CHINA VALVE

Overview

China Valve Samoa is a company incorporated in Samoa.  Its 100% subsidiary, China Valve Hong Kong, is company incorporated under the laws of the Hong Kong Special Administration Region and owns 100% of the issued and outstanding capital stock of Henan Tonghai Valve Science Technology Co., Ltd, a limited company incorporated under the laws of the People’s Republic of China (“Henan Tonghai”).  Henan Tonghai owns 100% of the issued and outstanding capital stock of both Zhengzhou City ZhengDie Valve Co, Ltd., a company formed under the laws of the People’s Republic of China, and Henan Kaifeng High Pressure Valve Co., Ltd, a company formed under the laws of the People’s Republic of China (collectively, all companies shall be referred to herein as “China Valve”).

Business

1)
Our operations are headquartered in Kaifeng in the Henan Province of China.  We are a profitable, mid-sized Chinese company that focuses primarily on the development, manufacture and sale of high-quality metal valves for electricity, petroleum, chemical, water, gas and metal industries.

Zhengzhou City ZhengDie Valve Co., Ltd. was established in April 2001 as a private enterprise.  Mr. Fang Si Ping is  a 93.48% shareholder in Zhengzhou City ZhengDie Valve Co.

Henan Kaifeng Kaifeng High Pressure Valve Co., Ltd was established in August 1959.  It was a state-owned enterprise until January 2004 when Mr. Fang Si Ping acquired 66% of the company in accordance with the PRC privatization policy.

The business of China Valve allows it to be at the forefront of Chinese growth.  China Valve’s business plan focuses around the production of valves that are essential in almost every manufacturing industry.  This enables China Valve to experience substantial growth as China’s economy grows and the manufacturing industries grow.

History and Corporate Organization

China Valve was incorporated under the laws of Hong Kong on June 11, 2007 for the purpose of functioning as an off-shore holding company to obtain ownership interests in Henan Tonghai Valve Science Technology Co., Ltd.  Its registered address is No. 6 Bei Guan Street, Kai Liu Road, Long Ting District, Kaifeng City, Henan Province, P.R.C.

Prior to the Merger, Mr. Fang Si Ping was the 100% shareholder of China Valve.

Merger and Revised Ownership Structure

The chart below depicts the corporate structure of the Registrant as of the date of this 8-K.  As depicted below, pursuant to the Merger, the Registrant owns 100% of the capital stock of China Valve.  China Valve, incorporated in Samoa, owns 100% of China Valve Holdings Limited, a Hong Kong Company, which owns 100% of Henan Tonghai Valve Science Technology Co., Ltd., a company organized in the People’s Republic of China.  Henan Tonghai is a 100% shareholder of both Zhengzhou City ZhengDie Valve Co., Ltd. and Henan Kaifeng High Pressure Valve Co., Ltd. (collectively, these entities shall be referred to as “China Valve”).

THE MERGER

On December 16, 2007, Mr. Fang Si Ping (the “China Valve Shareholder”), China Valve and we entered into a definitive Stock Purchase Agreement and Share Exchange (the “Exchange Agreement”) which resulted in China Valve becoming our wholly owned subsidiary (the “Merger”).  The Merger was accomplished by means of a share exchange in which the China Valve Shareholder exchanged all of the stock in China Valve for the transfer and additional issuance of our common stock.  Under the terms of the Exchange Agreement and as a result of the Merger:

•	China Valve became our wholly owned subsidiary;

•	In exchange for all of the shares of China Valve common stock, the China Valve Shareholder received 40,000,000 newly issued and transferred shares of our common stock (the “Share Exchange”);

•	In addition to the Share Exchange, China Valve agreed to pay $490,000.

•	Immediately following the closing of the Merger, the China Valve Shareholder owns approximately 99.8% of our issued and outstanding shares on a fully diluted basis.

This transaction closed on December 16, 2007.

PRINCIPAL PRODUCTS

China Valve produces valves for many different industries.  The main product lines consist of:

-	High pressure and high temperature valves for power station unit;
-	Valves for long distance pipeline petroleum;
-	Special valves for chemical lines;
-	Large valves for water supply pipe network;
-	Valves for sewage; and
-	Valves for long distance gas pipeline.

China Valve produces over 700 models of valves and more than 10,000 standards of valves in categories such as low, medium and high-pressure valves.  The valves are produced with varying diameters from 3mm to 1300mm and with pressure caps that range from 150lbs to 4500lbs.  In addition, different valve products can be used in temperatures ranging from -196 degrees Celsius to 610 degrees Celsius.

The major materials that are used in the production of these valves include carbon steel, stainless steel, low temperature steel and heat resistant steel extra.

The Company also produces the following types of valves:

-	Gate valves;
-	Globe valves;
-	Check valves;
-	Throttle valves;
-	Butterfly valves;
-	Ball valves;
-	Safety valves;
-	Water pressure test valves;
-	Vacuum valves; and
-	Extraction check valves extra.

MARKETING AND DISTRIBUTION METHODS OF PRODUCTS AND SERVICES

China Valve distributes its products via two channels, one is direct selling and the other one is through assigning agents.  China Valve’s direct selling is based on the division of regions and it also has over 40 agencies across the country.

STATUS OF PUBLICLY ANNOUNCED NEW PRODUCTS/SERVICES

We expect that our company will grow over the next few years.  Currently, we produce over 10,000 variations of many types of valves and expect to continue to develop newer, stronger and more efficient valves.  The Company is spending a lot of resources on research and development and expects to announce newer and better valves in the future.  Currently, we do not have any new products that we are announcing.

INDUSTRY AND COMPETITIVE FACTORS

China is experiencing tremendous growth in its economy, especially in urbanization and industrialization.  China Valve is the No. 1 valve producer in China and is a leader in the development, manufacture and sale of valves in many different industries, including, thermal power, sewage disposal, oil and chemical industry, metallurgy, hot power industry, and nuclear power industry.  There are approximately 4,000 valve manufacturers in China and China Valve is one of the largest and has the most comprehensive product lines.  The following is a list of our major competitors in the valve industry:

-	Hong Cheng Machinery Co., Ltd – a manufacturer of medium pressure big diameter butterfly valves for the water supply industry;
-	Sufa Technology Industry, Co., Ltd – a manufacturer of nuclear power industry used valves; and
-	Guangdong Mingzhu Group Co., Ltd – a manufacturer of small diameter ball valves.

There are, however, certain factors that we believe set us apart from all of our competitors.  China Valve is a top producer of many types of valves and has positioned itself as the leading valve producer in China.  In addition, the following factors will help China Valve continue to set itself apart from its competitors:

•	It is the first manufacturer of main stream gate valves for 300MW and main water supply gate valves for 600MW power stations in China;

•	The sole designer and manufacturer in China of valves that are used for ultra supercritical units of 1000MW power station;

•	The first manufacturer of high pressure large diameter oil pipeline valves in China;

•	They were the first domestic manufacturer of 2500lb high pressure gate valves for hydrogenation in chemical lines, which substitutes for imported products;

•	The first domestic manufacturer of high pressure large diameter gate valves for coal chemical industry; and

•
The sole manufacturer in China that produces all of the following: blowtorch valves, water pressure testing valves, steam controlling valves for high parameter power station, and bypass valves for high pressure heater.

OUR INTELLECTUAL PROPERTY

The Company owns a significant number of patents on its valves.  The following is a list of all the products that are patented by China Valves and a description of each product.

Product Name	Patent Number	Description
Bi-directional metal Sealed Butterfly valve	ZL98242105.2	The product is used for water supply and drainage pipes and can prevent flowing backwards. This product is characterized by wear proof and long duration.
Extension Butterfly Valve	ZL98242104.4
The product is used for supply and disposal pipes for water and gas of chemical, steel and electricity The product is characterized by convenient installation and un-installation and excellent sealing effect.

Bi-directional Seal Ball Valve	ZL00229964.X
The product is used for chemical, steel and electricity and sewage disposal used water and gas supply and drainage pipes. The product is characterized by wear proof, long duration and excellent sealing effect.

Hydraulic check butterfly valve with heavy hammer	ZL02228101.0	The product is used for water supply and sewage pipes to prevent water flow backward. It is characterized by high efficiency and energy saving.
Eccentric ball surface valve (appearance design)	ZL02355048.1	The product is used for supply and sewage pipes for oil, chemical, metallurgy and electricity
Extension metal seated butterfly valve	ZL02278887.5
The product is used on water and gas supply and disposal pipes in oil, chemical, steel and electricity construction industries. It is characterized by easy installation and un-installation and long duration.

Valves open and close executing mechanism	ZL0227886.7	This product is used for valves that are produced by the company. This product is characterized by reasonable design, high efficiency in transmission.
Eccentric ball surface valve	ZL02279458.1
This product is used industries such as oil, chemical, gas, metallurgy, electricity, paper manufacturing and heat. This product is especially suitable for cutting or adjusting flows of industrial pipes, which transporting flows contains particular matter, ash cinder and texture extra

Life test equipment for valves	ZL032438656.6	This product is used for sealing life duration test
Flat Gate Valve	ZL 02290648.7	This product is used on water supply and disposal facilities. This product is characterized by lightweight, easy installation, corrosion resistance extra.
Mechanical Electromagnetic Lock equipment Hydraulic check butter fly valves with heavy hammer	ZL02138706.0	This product is used for Hydraulic check butter fly valves with heavy hammer. It is characterized by its safety, reliability and energy saving.

RESEARCH AND DEVELOPMENT ACTIVITIES DURING THE PRIOR TWO FISCAL YEARS

China Valve’s business is dependent on constantly improving the technology associated with developing and manufacturing valves.  Therefore, China Valve has committed itself to research and development of new valves and developing state of the art valves that are improved and advancing the valve industry.  Over the past few years, China Valve has invested more than 5% of its total revenue in research and development.  It also intends to increase the amount of resources it allocates to research and development as the company begins to grow.

The company has 246 technicians and researchers dedicated to actively researching and developing new valves and participate in the valve production and improvement.  China Valve operates a research and development laboratory with Lanzhou Science and Engineering University (the only university in China that offers a major in valve development and manufacturing).  It has also partnered with Hefei General Mechanical Study Department Valves Study institute to work to improve the development, manufacture and quality of valves produced in China.

COMPLIANCE WITH ENVIRONMENTAL LAW

We comply with the Environmental Protection Law of PRC as well as applicable local regulations. In addition to statutory and regulatory compliance, we actively ensure the environmental sustainability of our operations. Penalties would be levied upon us if we fail to adhere to and maintain certain standards. Such failure has not occurred in the past, and we generally do not anticipate that it will occur in the future, but no assurance can be given in this regard.

EMPLOYEES

As of December 16, 2007, we had approximately 904 full-time employees.  The number of employees in each department is detailed in the following chart:

Department	Number of Employees
Marketing	86
Management	48
Finance and Accounting	25
Research & Development	102
Human Resources	502
Engineering and Technical Support	141
Total	904

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

•
WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES AND OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE.

In order to maximize potential growth in our current and potential markets, we believe that we must expand the scope of our services valve manufacture and production and continue to develop new and improved valves. This expansion will place a significant strain on our management and our operational, accounting, and information systems.  We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems.  We will also need to effectively train, motivate, and manage our employees.  Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

•	WE CANNOT ASSURE YOU THAT OUR INTERNAL GROWTH STRATEGY WILL BE SUCCESSFUL WHICH MAY RESULT IN A NEGATIVE IMPACT ON OUR GROWTH, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOW.

One of our strategies is to grow internally through increasing the development of new valves and improve the quality of existing valves.  However, many obstacles to this expansion exist, including, but not limited to, increased competition from similar businesses, international trade and tariff barriers, unexpected costs, costs associated with marketing efforts abroad and maintaining attractive foreign exchange ratios.  We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our services in any additional markets.  Our inability to implement this internal growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

•	WE CANNOT ASSURE YOU THAT OUR ACQUISITION GROWTH STRATEGY WILL BE SUCCESSFUL RESULTING IN OUR FAILURE TO MEET GROWTH AND REVENUE EXPECTATIONS.

In addition to our internal growth strategy, we have also explored the possibility of growing through strategic acquisitions.  We intend to pursue opportunities to acquire businesses in PRC that are complementary or related in product lines and business structure to us. We may not be able to locate suitable acquisition candidates at prices that we consider appropriate or to finance acquisitions on terms that are satisfactory to us.  If we do identify an appropriate acquisition candidate, we may not be able to negotiate successfully the terms of an acquisition, or, if the acquisition occurs, integrate the acquired business into our existing business.  Acquisitions of businesses or other material operations may require debt financing or additional equity financing, resulting in leverage or dilution of ownership.  Integration of acquired business operations could disrupt our business by diverting management away from day-to-day operations. The difficulties of integration may be increased by the necessity of coordinating geographically dispersed organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures.  We also may not be able to maintain key employees or customers of an acquired business or realize cost efficiencies or synergies or other benefits we anticipated when selecting our acquisition candidates.  In addition, we may need to record write-downs from future impairments of intangible assets, which could reduce our future reported earnings.  At times, acquisition candidates may have liabilities or adverse operating issues that we fail to discover through due diligence prior to the acquisition.  In addition to the above, acquisitions in PRC, including state owned businesses, will be required to comply with laws of the People's Republic of China ("PRC"), to the extent applicable. There can be no assurance that any given proposed acquisition will be able to comply with PRC requirements, rules and/or regulations, or that we will successfully obtain governmental approvals which are necessary to consummate such acquisitions, to the extent required.  If our acquisition strategy is unsuccessful, we will not grow our operations and revenues at the rate that we anticipate.

•	IF WE ARE NOT ABLE TO IMPLEMENT OUR STRATEGIES IN ACHIEVING OUR BUSINESS OBJECTIVES, OUR BUSINESS OPERATIONS AND FINANCIAL PERFORMANCE MAY BE ADVERSELY AFFECTED.

Our business plan is based on circumstances currently prevailing and the bases and assumptions that certain circumstances will or will not occur, as well as the inherent risks and uncertainties involved in various stages of development.  However, there is no assurance that we will be successful in implementing our strategies or that our strategies, even if implemented, will lead to the successful achievement of our objectives.  If we are not able to successfully implement our strategies, our business operations and financial performance may be adversely affected.

•
WE MAY HAVE DIFFICULTY DEFENDING OUR INTELLECTUAL PROPERTY RIGHTS FROM INFRINGEMENT RESULTING IN LAWSUITS REQUIRING US TO DEVOTE FINANCIAL AND MANAGEMENT RESOURCES THAT WOULD HAVE A NEGATIVE IMPACT ON OUR OPERATING RESULTS.

We regard our service marks, trademarks, trade secrets, patents and similar intellectual property as critical to our success.  We rely on trademark, patent and trade secret law, as well as confidentiality and license agreements with certain of our employees, customers and others to protect our proprietary rights. We have received patent protection for certain of our products in the People's Republic of China.  No assurance can be given that our patents, trademarks and licenses will not be challenged, invalidated, infringed or circumvented, or that our intellectual property rights will provide competitive advantages to us.  There can be no assurance that we will be able to obtain a license from a third-party technology that we may need to conduct our business or that such technology can be licensed at a reasonable cost.

Presently, we provide our valves mainly in PRC.  To date, no trademark or patent filings have been made other than in PRC.  To the extent that we market our services in other countries, we may have to take additional action to protect our intellectual property.  The measures we take to protect our proprietary rights may be inadequate and we cannot give you any assurance that our competitors will not independently develop formulations, processes and services that are substantially equivalent or superior to our own or copy our products.

•	WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL AND THE LOSS OF THEIR SERVICES COULD ADVERSELY AFFECT OUR BUSINESS.

We place substantial reliance upon the efforts and abilities of our executive officers.  The loss of the services of any of our executive officers could have a material adverse effect on our business, operations, revenues or prospects.  We do not maintain key man life insurance on the lives of these individuals.

•	WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never paid any dividends and have not declared any dividends to date in 2007.  Our board of directors does not intend to distribute dividends in the near future.  The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

•	MANAGEMENT EXERCISES SIGNIFICANT CONTROL OVER MATTERS REQUIRING SHAREHOLDER APPROVAL WHICH MAY RESULT IN THE DELAY OR PREVENTION OF A CHANGE IN OUR CONTROL.

Mr. Fang Si Ping, our Chairman and Chief Executive Officer, through his common stock ownership, currently has voting power equal to approximately 60% of our voting securities.  As a result, management through such stock ownership exercises significant control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions.  This concentration of ownership in management may also have the effect of delaying or preventing a change in control of us that may be otherwise viewed as beneficial by shareholders other than management.

•	WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.  We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

•
WE MAY NOT BE ABLE TO MEET THE ACCELERATED FILING AND INTERNAL CONTROL REPORTING REQUIREMENTS IMPOSED BY THE SECURITIES AND EXCHANGE COMMISSION RESULTING IN A POSSIBLE DECLINE IN THE PRICE OF OUR COMMON STOCK AND OUR INABILITY TO OBTAIN FUTURE FINANCING.

As directed by Section 404 of the Sarbanes-Oxley Act, the Securities and Exchange Commission adopted rules requiring each public company to include a report of management on the company's internal controls over financial reporting in its annual reports.  In addition, the independent registered public accounting firm auditing a company's financial statements must also attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting as well as the operating effectiveness of the company's internal controls. While we will not be subject to these requirements for the fiscal year ended December 31, 2007, we will be subject to these requirements beginning January 1, 2008.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule.  In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the Securities and Exchange Commission, which could also adversely affect the market price of our common stock and our ability to secure additional financing as needed.

•	WE MAY HAVE DIFFICULTY RAISING NECESSARY CAPITAL TO FUND OPERATIONS AS A RESULT OF MARKET PRICE VOLATILITY FOR OUR SHARES OF COMMON STOCK.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies.  For these reasons, our shares of common stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control.  If our business development plans are successful, we may require additional financing to continue to develop and exploit existing and new products and services related to our industries and to expand into new markets.  The exploitation of our services may, therefore, be dependent upon our ability to obtain financing through debt and equity or other means.

Risks Relating to the People's Republic of China

Our business operations take place primarily in China.  Because Chinese laws, regulations and policies are continually changing, our Chinese operations will face several risks summarized below.

•	LIMITATIONS ON CHINESE ECONOMIC MARKET REFORMS MAY DISCOURAGE FOREIGN INVESTMENT IN CHINESE BUSINESSES.

The value of investments in Chinese businesses could be adversely affected by political, economic and social uncertainties in China.  The economic reforms in China in recent years are regarded by China’s central government as a way to introduce economic market forces into China.  Given the overriding desire of the central government leadership to maintain stability in China amid rapid social and economic changes in the country, the economic market reforms of recent years could be slowed, or even reversed.

•	ANY CHANGE IN POLICY BY THE CHINESE GOVERNMENT COULD ADVERSELY AFFECT INVESTMENTS IN CHINESE BUSINESSES.

Changes in policy could result in imposition of restrictions on currency conversion, imports or the source of suppliers, as well as new laws affecting joint ventures and foreign-owned enterprises doing business in China.  Although China has been pursuing economic reforms for the past two decades, events such as a change in leadership or social disruptions that may occur upon the proposed privatization of certain state-owned industries, could significantly affect the government’s ability to continue with its reform.

•	WE FACE ECONOMIC RISKS IN DOING BUSINESS IN CHINA.

As a developing nation, China’s economy is more volatile than that of developed Western industrial economies.  It differs significantly from that of the U.S. or a Western European country in such respects as structure, level of development, capital reinvestment, resource allocation and self-sufficiency.  Only in recent years has the Chinese economy moved from what had been a command economy through the 1970s to one that during the 1990s encouraged substantial private economic activity.  In 1993, the Constitution of China was amended to reinforce such economic reforms.  The trends of the 1990s indicate that future policies of the Chinese government will emphasize greater utilization of market forces.  For example, in 1999, the Government announced plans to amend the Chinese Constitution to recognize private property, although private business will officially remain subordinated to the state-owned companies, which are the mainstay of the Chinese economy.  However, there can be no assurance that, under some circumstances, the government’s pursuit of economic reforms will not be restrained or curtailed.  Actions by the central government of China could have a significant adverse effect on economic conditions in the country as a whole and on the economic prospects for our Chinese operations.

•	THE CHINESE LEGAL AND JUDICIAL SYSTEM MAY NEGATIVELY IMPACT FOREIGN INVESTORS.

In 1982, the National People’s Congress amended the Constitution of China to authorize foreign investment and guarantee the “lawful rights and interests” of foreign investors in China.  However, China’s system of laws is not yet comprehensive. The legal and judicial systems in China are still rudimentary, and enforcement of existing laws is inconsistent.  Many judges in China lack the depth of legal training and experience that would be expected of a judge in a more developed country.  Because the Chinese judiciary is relatively inexperienced in enforcing the laws that do exist, anticipation of judicial decision-making is more uncertain than would be expected in a more developed country.  It may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction.  China’s legal system is based on written statutes; a decision by one judge does not set a legal precedent that is required to be followed by judges in other cases.  In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors.  However, the trend of legislation over the last 20 years has significantly enhanced the protection of foreign investment and allowed for more control by foreign parties of their investments in Chinese enterprises.  There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting China’s political, economic or social life, will not affect the Chinese government’s ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on our business and prospects.

The practical effect of the Peoples Republic of China legal system on our business operations in China can be viewed from two separate but intertwined considerations.  First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference.  In addition, these laws guarantee the full enjoyment of the benefits of corporate Articles and contracts to Foreign Invested Enterprise participants.  These laws, however, do impose standards concerning corporate formation and governance, which are not qualitatively different from the general corporation laws of the several states.  Similarly, the Peoples Republic of China accounting laws mandate accounting practices, which are not consistent with U.S. Generally Accepted Accounting Principles.  China’s accounting laws require that an annual “statutory audit” be performed in accordance with Peoples Republic of China accounting standards and that the books of account of Foreign Invested Enterprises are maintained in accordance with Chinese accounting laws.  Article 14 of the Peoples Republic of China Wholly Foreign-Owned Enterprise Law requires a Wholly Foreign-Owned Enterprise to submit certain periodic fiscal reports and statements to designate financial and tax authorities, at the risk of business license revocation.  Second, while the enforcement of substantive rights may appear less clear than United States procedures, the Foreign Invested Enterprises and Wholly Foreign-Owned Enterprises are Chinese registered companies, which enjoy the same status as other Chinese registered companies in business-to-business dispute resolution.  Generally, the Articles of Association provide that all business disputes pertaining to Foreign Invested Enterprises are to be resolved by the Arbitration Institute of the Stockholm Chamber of Commerce in Stockholm, Sweden, applying Chinese substantive law.  Any award rendered by this arbitration tribunal is, by the express terms of the respective Articles of Association, enforceable in accordance with the “United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958).” Therefore, as a practical matter, although no assurances can be given, the Chinese legal infrastructure, while different in operation from its United States counterpart, should not present any significant impediment to the operation of Foreign Invested Enterprises.

•	CERTAIN POLITICAL AND ECONOMIC CONSIDERATIONS RELATING TO THE PRC COULD ADVERSELY AFFECT OUR COMPANY.

The PRC is transitioning from a planned economy to a market economy.  While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy.  Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved.  Other political, economic and social factors can also lead to further readjustment of such reforms.  This refining and readjustment process may not necessarily have a positive effect on our operations or future business development.  Our operating results may be adversely affected by changes in the PRC's economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of additional restrictions on currency conversion.

•	THE RECENT NATURE AND UNCERTAIN APPLICATION OF MANY PRC LAWS APPLICABLE TO US CREATE AN UNCERTAIN ENVIRONMENT FOR BUSINESS OPERATIONS AND THEY COULD HAVE A NEGATIVE EFFECT ON US.

The PRC legal system is a civil law system.  Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents.  In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment.

Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade.  The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects.  In addition, as these laws, regulations and legal requirements are relatively recent, their interpretation and enforcement involve significant uncertainty.

•
THE APPROVAL OF THE CHINESE SECURITIES REGULATORY COMMISSION (“CRSC”) MAY BE REQUIRED IN CONNECTION WITH THIS OFFERING UNDER A RECENTLY ADOPTED PRC REGULATION; SINCE THIS OFFERING DID NOT COMMENCE PRIOR TO THE EFFECTIVE DATE OF THE REGULATION, WE MAY BE REQUIRED TO OBTAIN CRSC APPROVAL FOR THIS OFFERING AND WE CAN NOT CURRENTLY PREDICT THE CONSEQUENCES OF ANY FAILURE TO OBTAIN SUCH APPROVAL.

On August 8, 2006, six PRC regulatory agencies, including the Chinese Securities Regulatory Commission, or CSRC, promulgated a regulation that became effective on September 8, 2006.  This regulation, among other things, purports to require offshore special purpose vehicles, or SPVs, formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC individuals to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.  While the application of this new regulation is not yet clear, we believe, based on the advice of our PRC counsel, that CSRC approval is not required in this transaction because the Company does not control the Chinese operating entities.  They strictly have contractual arrangements with the Chinese companies.  Although the CSRC is expected to promulgate formal implementing rules and/or regulations and possibly other clarifications, the procedures, criteria and timing for obtaining any required CSRC approval have not been established and it is unclear when these will be established.  Since this offering did not commence prior to the effective date of the regulation and our shares of common stock did not commence trading prior to the effective date of the regulation, if the CSRC determines that the Company exercises control over the Chinese operating entities, we may be required to obtain CSRC approval for this offering and we cannot currently predict the criteria, timing or procedures for obtaining the CSRC approval or the consequences of any failure to obtain such approval.

•
RECENT PRC REGULATIONS RELATING TO THE ESTABLISHMENT OF OFFSHORE SPECIAL PURPOSE COMPANIES BY PRC RESIDENTS MAY SUBJECT OUR PRC RESIDENT SHAREHOLDERS TO PERSONAL LIABILITY AND LIMIT OUR ABILITY TO INJECT CAPITAL INTO OUR PRC SUBSIDIARIES, LIMIT OUR PRC SUBSIDIARIES’ ABILITY TO DISTRIBUTE PROFITS TO US, OR OTHERWISE ADVERSELY AFFECT US.

SAFE issued a public notice in October 2005, or the SAFE notice, requiring PRC residents to register with the local SAFE branch before establishing or controlling any company outside of China for the purpose of capital financing with assets or equities of PRC companies, referred to in the notice as an “offshore special purpose company.” PRC residents that are shareholders of offshore special purpose companies established before November 1, 2005 were required to register with the local SAFE branch before March 31, 2006. Our current beneficial owners who are PRC residents have registered with the local SAFE branch as required under the SAFE notice. The failure of these beneficial owners to timely amend their SAFE registrations pursuant to the SAFE notice or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in the SAFE notice may subject such beneficial owners to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute dividends to our company or otherwise adversely affect our business.

Other Risks

•	CURRENCY CONVERSION AND EXCHANGE RATE VOLATILITY COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

The PRC government imposes control over the conversion of Renminbi (“RMB”) into foreign currencies.  Under the current unified floating exchange rate system, the People's Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day's dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises, or FIEs, for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC. Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in the PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

Since 1994, the exchange rate for Renminbi against the United States dollar has remained relatively stable, most of the time in the region of approximately RMB8.28 to $1.00. However, in 2005, the Chinese government announced that it would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. dollar.  As a result, the exchange rate for the Renminbi against the U.S. dollar became RMB8.02 to $1.00.  As our operations are primarily in PRC, any significant revaluation or devaluation of the Chinese Renminbi may materially and adversely affect our cash flows, revenues and financial condition.  We may not be able to hedge effectively against it in any such case.  For example, to the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations.  Conversely, if we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced.  There can be no assurance that future movements in the exchange rate of Renminbi and other currencies will not have an adverse effect on our financial condition. Our operating companies are FIEs to which the Foreign Exchange Control Regulations are applicable. There can be no assurance that we will be able to obtain sufficient foreign exchange to pay dividends or satisfy other foreign exchange requirements in the future.

•	IT MAY BE DIFFICULT TO AFFECT SERVICE OF PROCESS AND ENFORCEMENT OF LEGAL JUDGMENTS UPON OUR COMPANY AND OUR OFFICERS AND DIRECTORS BECAUSE THEY RESIDE OUTSIDE THE UNITED STATES.

As our operations are presently based in PRC and a majority of our directors and all of our officers reside in PRC, service of process on our company and such directors and officers may be difficult to effect within the United States.  Also, our main assets are located in PRC and any judgment obtained in the United States against us may not be enforceable outside the United States.

•	WE MAY EXPERIENCE CURRENCY FLUCTUATION AND LONGER EXCHANGE RATE PAYMENT CYCLES WHICH WILL NEGATIVELY AFFECT THE COSTS OF OUR PRODUCTS SOLD AND THE VALUE OF OUR LOCAL CURRENCY PROFITS.

The local currencies in the countries in which we sell our products may fluctuate in value in relation to other currencies.  Such fluctuations may affect the costs of our products sold and the value of our local currency profits. While we are not conducting any meaningful operations in countries other than PRC at the present time, we may expand to other countries and may then have an increased risk of exposure of our business to currency fluctuation.

•	SINCE MOST OF OUR ASSETS ARE LOCATED IN PRC, ANY DIVIDENDS OF PROCEEDS FROM LIQUIDATION IS SUBJECT TO THE APPROVAL OF THE RELEVANT CHINESE GOVERNMENT AGENCIES.

Our assets are predominantly located inside PRC.  Under the laws governing foreign invested enterprises in PRC, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules.  Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation.  Any liquidation is subject to the relevant government agency's approval and supervision as well as the foreign exchange control.  This may generate additional risk for our investors in case of dividend payment and liquidation.

•
OUR SHARES OF COMMON STOCK ARE VERY THINLY TRADED, AND THE PRICE MAY NOT REFLECT OUR VALUE AND THERE CAN BE NO ASSURANCE THAT THERE WILL BE AN ACTIVE MARKET FOR OUR SHARES OF COMMON STOCK EITHER NOW OR IN THE FUTURE.

Our shares of common stock are very thinly traded, and the price if traded may not reflect our value.  There can be no assurance that there will be an active market for our shares of common stock either now or in the future.  The market liquidity will be dependent on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors.  There can be no assurance given that there will be any awareness generated.  Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business.  If a more active market should develop, the price may be highly volatile.  Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in the securities.  Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price.  Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

•	WE MAY BE SUBJECT TO THE PENNY STOCK RULES WHICH WILL MAKE THE SHARES OF OUR COMMON STOCK MORE DIFFICULT TO SELL.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share.  Penny stocks generally are equity securities with a price of less than $5.00.  The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer's account.  The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation.

In addition, the penny stock rules require that prior to a transaction the broker dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

•
SALES OF OUR CURRENTLY ISSUED AND OUTSTANDING STOCK MAY BECOME FREELY TRADEABLE PURSUANT TO RULE 144 AND MAY DILUTE THE MARKET FOR YOUR SHARES AND HAVE A DEPRESSIVE EFFECT ON THE PRICE OF THE SHARES OF OUR COMMON STOCK.

A substantial majority of our outstanding shares of common stock are "restricted securities" within the meaning of Rule 144 under the Securities Act. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws.  Rule 144 provides in essence that a person who has held restricted securities for a period of at least one year may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company's outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTC Bulletin Board).  There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the restricted securities have been held by the owner for a period of two years or more and such owner has not been an affiliate for the 90 day period prior to sale.  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Overview

The following discussion is an overview of the important factors that management focuses on in evaluating our business, financial condition and operating performance and should be read in conjunction with the financial statements included in this Current Report on Form 8-K.  This discussion contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward looking statements as a result of any number of factors, including those set forth under the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K.

Our Business

Through China Valve’s subsidiaries and certain commercial and contractual relationships arrangements with other Chinese companies, we operate companies in China that develop, manufacture and distribute valves for a variety of different industries.  We are located in Henan Province but do business throughout China.  China Valve engages in the development, manufacture and sales of high quality metal valves for electricity, petroleum, chemical, water, gas and metal industries.  It has total assets of approximately $60 million USD and has a total facility area of more than 74 acres.  It is the leader in valve sales for the thermal power and water supply industries.  It produces over 700 models of valves and services numerous industries, including, the thermal power, water supply, sewage disposal, oil and chemical, metallurgy, heat power, and nuclear power industries.

Principal Factors Affecting our Financial Performance

We believe that the following factors affect our financial performance:

o	Growth of China’s Urbanization and Industrialization

The annual growth rate of the valve production industry in China is expected to be 32% for the next few years.  This growth is fueled by the rapid industrialization and manufacturing industries developing in China.  If this growth continues, the growth rate of the valve production industry will grow at a similar rate and the company’s financial performance will continue to outperform expectations.

o	PRC Regulations

China has looked favorably on the valve production industry and has loosened regulations to promote manufacturing growth in China which ultimately benefits China Valve and similarly situated companies.  As long as China continues to promote economic growth and allow manufacturing companies to grow and expand their operations, China Valve expects to be able to sustain its growth and continue to be a leader in the valve production industry in China.

Results of Operations

The following tables set forth key components of our results of operations for the periods indicated, in dollars, and key components of our revenue for the period indicated, in dollars.

Nine months ended September 30, 2007 Compared to nine months ended September 30, 2006
	Nine Months Ended
	September 30,

	2007	2006
	(Unaudited)	(Unaudited)
	USD	USD

Sales	$23,488,630	16,690,463

Cost of Goods Sold	(13,660,561)	(9,536,261)

Gross profit	9,828,069	7,154,202

Add: Other income	18,493	4,042

Less: Selling expenses	(1,831,588)	(1,512,374)

Less: Operating and administrative expenses	(2,227,487)	(1,647,847)

Less: Finance costs	(490,360)	(286,520)

Less: Other expenses	(192,636)	(118,643)

Profit from operations	5,104,491	3,592,860

Provision for income taxes	(843,412)	(735,521)

Net profit for the period	4,261,079	2,857,339

Net Revenue:

Net revenue increased by US$6,798,167, or 40.7%, from US$16,690,463 in the nine months ended September 30, 2006 to US$23,488,630 in the nine months ended September 30, 2007.

Cost of revenue:

Cost of revenue increased by US$4,124,300, or 43.2%, from US$9,536,261 in the nine months ended September 30, 2006 to US$13,660,561 in the nine months ended September 30, 2007.

Gross profit:

Gross profit increased by US$2,673,867, or 37.3%, from US$7,154,202 in the nine months ended September 30, 2006 to US$9,828,069 in the nine months ended September 30, 2007 mainly due to the increase in revenue.

Operating Expenses:

Operating expenses were US$1,647,847 in the nine months ended September 30, 2006, compared to US$2,227,487 in the nine months ended September 30, 2007.  This represents an increase of US$579,640, or 35%.

Income from Operations:

Operating profit was US$3,592,860 in the nine months ended September 30, 2006 and US$5,104,491 in the nine months ended September 30, 2007.  The increase of US$1,511,631 represents an increase in operational income of 42%.

Net Income:

Net income was US$2,857,339 in the nine months ended September 30, 2006, compared to US$4,261,079 in the nine months ended September 30, 2007, an increase of US$1,403,740, or 49%.

LIQUIDITY AND CAPITAL RESOURCES

The Company currently generates its cash flow through operations which it believes will be sufficient to sustain current level operations for at least the next twelve months.  In 2008, we intend to continue to work to develop new valves and expand our presence as the leader in the development and manufacture and various valves.

To the extent we are successful in growing our business and raising capital, we plan to use our working capital and the proceeds of any financing to finance expansion costs.  Our opinion concerning our liquidity is based on current information. If this information proves to be inaccurate, or if circumstances change, we may not be able to meet our liquidity needs.

2007 – 2008 Outlook

Over the course of the next few years, we intend to grow and expand our business.  One of the ways we expect to grow is through acquisitions of other similar companies. We expect to acquire high-growth small and medium size companies but will also evaluate the benefits of acquiring larger competitors where we can combine our brand names and consolidate the valve industry and increase our market share in the industry.  These acquisitions will be financed either through revenues of the Company or by financings and sales of the Company’s stock or other securities.

In addition, China Valve expects to increase its market development and strengthen its hold as the leader of valve manufacturers by improving the quality of existing valves and developing newer, better quality valves.

Lastly, China Valve intends to increase our market share by expanding into overseas markets.  We would like to expand into neighboring Asian countries over the next few years and then growing into an international valve manufacturer that distributes to countries all over the world.

PLAN OF OPERATIONS

Related Party Transactions

For a description of our related party transactions see the section of the Current Report entitled “Certain Relationships and Related Transactions.”

Quantitative and Qualitative Disclosures about Market Risk

Interest Rates. Our exposure to market risk for changes in interest rates relates primarily to our short-term investments and short-term obligations; thus, fluctuations in interest rates would not have a material impact on the fair value of these securities. At September 30, 2007, we had approximately $2,287,202 in cash and cash equivalents.  A hypothetical 10% increase or decrease in interest rates would not have a material impact on our earnings or loss, or the fair market value or cash flows of these instruments.

Foreign Exchange Rates. The majority of our revenues derived and expenses and liabilities incurred are in Renminbi (the currency of the PRC). Thus, our revenues and operating results may be impacted by exchange rate fluctuations in the currency of Renminbi.  We have not tried to reduce our exposure to exchange rate fluctuations by using hedging transactions.  However, we may choose to do so in the future.  We may not be able to do this successfully.  Accordingly, we may experience economic losses and negative impacts on earnings and equity as a result of foreign exchange rate fluctuations.  The effect of foreign exchange rate fluctuation during the year ended December 31, 2006 was not material to us.

DESCRIPTION OF PROPERTY

China Valve does not own any property in China, however, the business is operated in facilities located on approximately 74 acres of land. The subsidiaries of China Valve operate on land that they rent.  Kaifeng High Pressure was privatized in 2004 and pursuant to the PRC policy of privatization, the use of land and offices in China is state subsidized until the end of 2007.  Therefore, Kaifeng does not incur any expenses with respect to its property.

With respect to Zhengzhou City ZhengDie Valve Co., Ltd, the following expenses were incurred in 2006 and 2007 with respect to its property:

Year Ended 2006

Usage	Amount in USD
Office	$24,000
Production Facilities	$266,667
Operation Facilities	$6,667
Total Cost	$297,334

Year Ended 2007

Usage	Amount in USD
Office	$32,000
Production Facilities	$266,667
Operation Facilities	$6,667
Total Cost	$305,334

MANAGEMENT

Appointment of New Directors

Effective 10 days after the Closing Date of the Exchange Agreement, we appointed 5 new directors to our board and hired 6 new officers.  Furthermore, concurrent with the appointment of the new officers and directors, Mr. Matthew Markin, our former Chief Executive Officer, Chief Financial Officer, Secretary and Director, resigned from these positions.

Within 90 days of Closing, we will hire an English and Mandarin bilingual CFO who is experienced or knowledgeable about U.S. GAAP and public company responsibilities.

The following table sets forth the names, ages, and positions of our new executive officers and directors as of 10 days after the Closing Date. Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our stockholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

NAME	AGE	POSITION
Fang Si Ping	55	President, Chief Executive Officer and Director
Zhu Jun Feng	43	Chief Operation Officer & Director
Tang Ren Rui	35	Director and Chief Financial Officer
Chen Hui Feng	36	Director
Jia Zhi Yuan	37	Chief Technology Officer
Fang Bin Jie	35	Director

A brief biography of each officer and director are more fully described in Item 5.02(c).  The information therein is hereby incorporated in this section by reference.

The Employment Contracts we have entered into with these Individuals are more fully described in Section 5.02(e).  The information therein is hereby incorporated in this section by reference.

Family Relationships

Mr. Fang Bin Jie is the son of Mr. Fang Si Ping.  Other than otherwise disclosed, there are no other family relationships between any of our directors or executive officers and any other directors or executive officers.

Code of Ethics

We currently do not have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives, however, we intend to adopt one in the near future.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate.  These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers.  These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated.  Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities.  We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

EXECUTIVE COMPENSATION

INTERCONTINENTAL RESOURCES EXECUTIVE COMPENSATION SUMMARY

Summary Compensation Table

The following table sets forth all cash compensation paid by INCL, for the last fiscal year, specifically, the year ending December 31, 2006.  The table below sets forth the positions for each person at INCL. All amounts are in USD.

Name and Principal Position	Year	Salary	Bonus ($)	Stock Award ($)	Option Award ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non-Qualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Matthew Markin, former Chairman and CEO (1)	2006	0	0	0	0	0	0	0	0
Fang Si Ping, President, CEO and Director (2)	2006	0	0	0	0	0	0	0	0
Zhu Jun Feng, Director (2)	2006	0	0	0	0	0	0	0	0
Tang Ren Rui, CFO and Director (2)	2006	0	0	0	0	0	0	0	0
Chen Hui Feng, Director (2)	2006	0	0	0	0	0	0	0	0
Jia Zhi Yuan, Chief Technology Officer (2)	2006	0	0	0	0	0	0	0	0
Fang Bin Jie, Director (2)	2006	0	0	0	0	0	0	0	0

(1)
On December 16, 2007, we acquired China Valve in a reverse acquisition transaction that was structured as a share exchange and in connection with that transaction, Matthew Markin tendered his resignation from the board of directors and from all offices held in the Company, effective immediately.

(2)
In connection with the reverse acquisition of China Valve on December 16, 2007, Fang Si Ping, Tang Ren Rui and Jia Zhi Yuan were elected officers and directors of the Company effective upon the resignation of Mr. Markin.

Option Grants

We do not maintain any equity incentive or stock option plan.  Accordingly, we did not grant options to purchase any equity interests to any employees or officers, and no stock options are issued or outstanding to any officers.

Employment Contracts

The new directors and executive officers have entered into employment agreements with the Company and pursuant to their agreements shall be compensated as follows:

Name	Annual Compensation ($USD)
Feng Si Ping	$100,000 (USD)
Zhu Jun Feng	$60,000 (USD)
Tang Ren Rui	$40,000 (USD)
Chen Hui Feng	$40,000 (USD)
Jia Zhi Yuan	$30,000 (USD)
Fang Bin Jie	$40,000 (USD)
.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding our common stock beneficially owned on December 16, 2007, for (i) each shareholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our officers and directors, and (iii) all executive officers and directors as a group.  In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.  To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  Except as set forth in this Information Statement, there are not any pending or anticipated arrangements that may cause a change in control.  At December 16, 2007, 40,106,500 shares of our common stock were outstanding immediately after the Closing.

Name and Address of Beneficial Owner (1)	Nature of Security	Number of Shares	Percentage of Common Stock
Mr. Fang Si Ping	Common Stock	24,300,000	60.75%
Mr. Zhu Jun Feng	-	0	0%
Tang Ren Rui	-	0	0%
Chen Hui Feng	-	0	0%
Jia Zhi Yuan	-	0	0%
Fang Bin Jie	-	0	0%
All directors and executive officers as a group (1 person)	Common Stock	24,300,000	60.75%

(1) Unless otherwise indicated in the footnotes to the table, each shareholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him.

Reorganization Related Transactions

The organization and ownership structure of the Company subsequent to the consummation of the reorganization as summarized in the paragraphs above is as follows:

DESCRIPTION OF SECURITIES

As of December 16, 2007, our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, and 0 shares of preferred stock.  As of December 16, 2007 and immediately after Closing, an aggregate of 40,106,500 shares of Common Stock were outstanding, including shares issued pursuant to the Closing.  There are no shares of preferred stock outstanding.

Common Stock

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available at times and in amounts as our board of directors may determine.  Each stockholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders.  Cumulative voting is not provided for in our articles of incorporation, or any amendments thereto, which means that the majority of the shares voted can elect all of the directors then standing for election.  The Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption.  Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock.  There are no sinking fund provisions applicable to the Common Stock.  The outstanding shares of Common Stock are, and the shares of Common Stock to be issued upon conversion of the Warrants will be, fully paid and non-assessable.

Preferred Stock

The Company is not authorized to issue any preferred stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock, having $0.001 par value per share ("Common Stock"), is traded on the Over-The-Counter Bulletin Board ("OTCBB") under the symbol "INCL."  Following the Merger, the combined Company will continue to be traded on the OTCBB, however, the Company may request a different ticker symbol based on a name change to better reflect its business plan.

On December 10, 2007, the closing bid quotation for INCL’s common stock as reported on the OTCBB was $3.50.  The bid price reflects inter-dealer quotations, do not include retail markups, markdowns or commissions and do not necessarily reflect actual transactions.

Transfer Agent and Registrar

Pacwest Transfer, LLC is currently the transfer agent and registrar for our Common Stock.  Its address is 2510 Pines Road North, Spokane Valley, Washington 99206.  Its phone number is (509) 926-2330.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose.  We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock.  In addition, we currently have no plans to pay such dividends.  However, even if we wish to pay dividends, because our cash flow is dependent on dividend distributions from our affiliated entities in PRC, we may be restricted from distributing dividends to our holders of shares of our common stock in the future if at the time we are unable to obtain sufficient dividend distributions from and of China Valve. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future.  See “Risk Factors.”

LEGAL PROCEEDINGS

The Company was sued by Merrill Lynch Canada, Inc., in British Columbia, Canada, in July 2000. Other than initial pleadings, the plaintiff did not proceed with the suit since it was filed. The Company believes that the suit is without merit.  In connection with the Merger, the Company agreed to place a portion of the Purchase Price into escrow pending resolution of this suit.  If required, the portion of the Purchase Price held in escrow will be used to settle this lawsuit.

The Company settled an action by a bank regarding an overdraft. The settlement carried an interest rate of 9.0% and twelve monthly payments of $3,321. The Company made three payments before defaulting on this settlement. The amount due as of September 30, 2007 is $28,343. Related interest of $14,261 has also been accrued by the Company.

China Valve and its subsidiaries are not involved in any lawsuit outside the ordinary course of business, the disposition of which would have a material effect upon either our results of operations, financial position, or cash flows.

 INDEMNIFICATION OF OFFICERS AND DIRECTORS

The General Corporation Law of Nevada provides that directors, officers, employees or agents of Nevada corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our by-laws provide that we shall indemnify our officers and directors in any action, suit or proceeding unless such officer or director shall be adjudged to be derelict in his or her duties.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

Chisholm, Bierwolf & Nilson, LLC (“Chisholm”) has served as our independent auditor in connection with the audits of our fiscal years ended December 31, 2006 and 2005, and review of the subsequent interim period through September 30, 2007.  In connection with this Merger, our board of directors recommended and approved the appointment of Madsen & Associates  CPAs, Inc. (“Madsen”) as the independent auditor for INCL and China Valve.

During the fiscal years ended December 31, 2006 and 2005 and through the date hereof, neither us nor anyone acting on our behalf consulted Madsen with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on China Valve’s financial statements, and neither a written report was provided to us or oral advice was provided that Madsen concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-B.

For a more detailed discussion of our change in auditor, please refer to Item 4.01, below.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Exchange Agreement, on December 16, 2007, we issued 40,000,000 shares of our Common Stock to individuals and entities as designated by China Valve in exchange for 100% of the outstanding shares of China Valve.  Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, in part pursuant to Regulation S and Regulation D under the Securities Act of 1933 and in part pursuant to Section 4(2) of the Securities Act of 1933.

We made this determination based on the representations of the entities designated by China Valve which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the entities designated by China Valve understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(1)	Previous Independent Auditors:

(i) On December 16, 2007, Chisholm, Bierwolf & Nilson, LLC (“Chisholm”) was dismissed as independent auditor for the Company.  On December 16, 2007, the Company engaged Madsen & Associates CPAs, Inc. (“Madsen”) as its principal independent accountant.  This decision to engage Madsen was ratified by the majority approval of the Board of Directors of the Company.

(ii) Management of the Company has not had any disagreements with Chisholm related to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.  For the two most recent fiscal years and any subsequent interim period through Chisholm’s termination on December 16, 2007, there has been no disagreement between the Company and Chisholm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Chisholm would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

(iii) The Company’s Board of Directors participated in and approved the decision to change independent accountants.

(iv) In connection with its review of financial statements through December 16, 2007, there have been no disagreements with Chisholm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Chisholm would have caused them to make reference thereto in their report on the financial statements.

(v) During the most recent audit period and the interim period subsequent to December 16, 2007 there have been no reportable events with the Company as set forth in Item 304(a)(i)(v) of Regulation S-K.

(vi) The Company requested that Chisholm furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of such letter is filed as an Exhibit to this Form 8-K.

(2)	New Independent Accountants:

(i) The Company engaged Madsen & Associates CPAs, Inc. (“Madsen”) as its new independent auditors as of December 16, 2007.  Prior to such date, the Company, did not consult with Madsen regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered, or (iii) any other matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S- B.

Item 5.01 Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Exchange Agreement, on December 16, 2007, we issued 40,000,000shares of our Common Stock to entities designated by China Valve in exchange for the transfer of 100% of the outstanding shares of China Valve capital stock to us.  As such, immediately following the Merger, the entities designated by China Valve hold approximately 99.8% of the total combined voting power of all classes of our outstanding stock entitled to vote.

In connection with the Closing of the Merger, and as explained more fully in the above Item 2.01 under the section titled “Management” and below in Item 5.02 of this Current Report on Form 8-K dated December 16, 2007, Mr. Matthew Markin resigned as a member of our board of directors effective 10 days after the Closing Date.  Further, effective 10 days after the Closing Date and in connection with the resignation of Mr. Markin, Mr. Fang Si Ping, Mr. Zhu Jun Feng, Mr. Tang Ren Rui, Mr. Chen Hui Feng and Mr. Fang Bin Jie (the “New Directors”) were appointed as members of our board of directors.  Finally, effective 10 days after the Closing Date, our New Directors appointed Fang Si Ping as our President and Chief Executive Officer, Tang Ren Rui as our Chief Financial Officer and Jia Zhi Yuan as our Chief Technology Officer.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)   Resignation of Directors

Effective 10 days following the Closing Date, Matthew Markin resigned as the sole member of our board of directors. There were no disagreements between him and us or any officer or director of the Company.

(b)   Resignation of Officers

Effective 10 days following the Closing Date, Matthew Markin resigned as our President, Treasurer, and Secretary.

(c)   Appointment of Directors

Effective 10 days following the Closing Date, the following persons were appointed as members of the Board of Directors:

NAME	AGE	POSITION
Fang Si Ping	55	President, CEO and Director
Zhu Jun Feng	43	Chief operation officer and Director
Tang Ren Rui	35	Chief Financial Officer and Director
Chen Hui Feng	36	Director
Jia Zhi Yuan	37	Chief Technology Officer
Fang Bin Jie	35	Director

The business background descriptions of the newly appointed directors are as follows:

Fang Si Ping, Chairman of China Valve, Chief Executive Officer and Director
Male, 55, Mr. Fang has over 20 years’ of experience in the valve industry.  In 2001, Mr. Fang established Zheng Zhou City Zhengdie Valves Co. Mr. Fang has been appointed as President and CEO of that company. Mr. Fang has been responsible for making strategic decision, leading the management to carry on operations in all aspects. In 2003, Mr. Fang acquired Stated-owned enterprise, Henan Kaifeng High Pressure Valves Company Limited. Mr. Fang has been appointed as President and CEO of the company. Mr. Fang has been responsible for making strategic decision on major corporate issues and overlooking the comprehensive operations and market expansion

Zhu Jun Feng, Director of China Valve
Male, 43, Mr. Zhu has over 20 years’ experience in management. He has been working with Henan Kaifeng High Pressure Valve Co., LTD since 1990. In 2000, Mr. Zhu was appointed as the general manager and head of marketing department of Kiafeng High Pressure Valve. His major responsibilities include supervising on daily operations in various aspects, directing marketing department on marketing expansion and making decisions on corporate-level issues.

Tang Ren Rui, Chief Financial Officer and Director of China Valve
Male, 43, Between 1994 and 2004, Mr. Tang worked for Zhengzhou City Zhengdie Valve Co., Ltd as the manger for financial department. He had been in charge of the firm’s financing activities and various issues in accounting fields.  From 2004 to the present, Mr. Tang was appointed as financial director of Henan Kaifeng High Pressure Co, LTD.  His major duties include managing accounting and financing activities, supervising financial analysis, capital allocation, internal control and auditing.

Chen Hui Feng, Director of China Valve
Female, 36, From 2004 to the present, Ms. Chen has been appointed as financial Director of Zhengzhou City ZhengDie Valve Co., Ltd. She has been in charge of various fields in accounting and finance. Her major responsibilities include surprising on the preparation on financial statements, capital budgeting, internal control and auditing.

Fang Bin Jie, Director of China Valve
Male, 35, Between September 1995 and January 2005 he was appointed as head of operation and human resource departments of Zhengzhou City Zhengdie Valve Co., Ltd.  His major responsibilities included managing daily operations and human resource related issues.  From January 2005 to the present, Mr. Fang has been appointed as the general manager of Zhengdie Valve Co., Ltd.  His major responsibilities include supervising company operation in various aspects and managing marketing and business development activities.

Family Relationships

Mr. Fang Bin Jie is the son of Mr. Fang Si Ping.  Other than otherwise disclosed, there are no other relationships between the officers or directors of the Company.

(d) Appointment of Officers

Effective 10 days after the Closing Date, the newly appointed directors described above in Item 5.02(c) appointed the following persons as our executive officers, with the respective titles as set forth opposite his or her name below:

NAME	AGE	POSITION
Fang Si Ping	55	Chairman and Chief Executive Officer
Tang Ren Rui	35	Chief Financial Officer
Zhu Jun Feng	43	Chief Operation Officer
Jia Zhi Yuan	37	Chief Technology Officer

Please see Section 5.02(c) of this current report for all officers who are also directors, whose information is herein incorporated by reference.

Jia Zhi Yuan, Chief Technology Officer of China Valve
Male, 37, Between September 2001- January 2006, he was appointed as associate manager of designing division and his major responsibility was supervising the product design.  From January 2006 to the present, he has been appointed as head of the Research & Development department and he is primarily responsible for supervising the R&D activities, technical support and production.

(e) Employment Agreements of the Executive Officers

The Company and each officer and director have entered into formal employment arrangements with the Executive Officers.  The following chart lists the compensation of each officer and director.

Name	Annual Compensation ($USD)
Feng Si Ping	$100,000 (USD)
Zhu Jun Feng	$60,000 (USD)
Tang Ren Rui	$40,000 (USD)
Chen Hui Feng	$40,000 (USD)
Jia Zhi Yuan	$30,000 (USD)
Fang Bin Jie	$40,000 (USD)

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the Exchange Agreement, on December 18, 2007 we filed with the Secretary of State for the state of Neveda a Certificate of Amendment to our Certificate of Incorporation changing our name to “China Valves Technology, Inc.” to better reflect our business plan. A copy of the Certificate of Amendment to Articles of Incorporation is attached hereto as Exhibit 3.2.

Item 5.06 Change In Shell Company Status
As explained more fully in Item 2.01 above, we were a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Closing of the Merger.  As a result of the Merger, China Valve became our wholly owned subsidiary and became our main operational business.  Consequently, we believe that the Merger has caused us to cease to be a shell company.  For information about the Merger, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On December 19, 2007 we issued a press release regarding the Stock Purchase Agreement and Share Exchange and name change described above. The press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statement and Exhibits.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The Audited Consolidated Financial Statements of China Valve as of December 31, 2005 and 2006 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

The Unaudited Condensed Consolidated Financial Statements of China Valve as of September 30, 2007 and for the nine months ended September 30, 2007 are filed as Exhibit 99.2 to this current report and are incorporated herein by reference.

(b)  PRO FORMA FINANCIAL INFORMATION.

None

(c)  SHELL COMPANY TRANSACTIONS

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)  EXHIBITS

Exhibit No.	Description
2.1	Share Exchange Agreement, dated December 16, 2007, among the Company, the stockholders of the Company, China Valve and the China Valve Shareholder
3.1
Articles of Incorporation of the Company as filed with the Secretary of State of Nevada on August 1, 1997
(incorporated herein by reference to the SB-2 Registration Statement filed on November 1, 2001)

3.2	Certificate of Amendment to Certificate of Incorporation changing the corporate name filed with the Secretary of State of Nevada
3.3	Certificate of Good Standing from the State of Nevada dated December 10, 2007
16.1	Letter from Chisholm, Bierwolf & Nilson, LLC
99.1	The Audited Consolidated Financial Statements of China Valve as of December 31, 2005 and 2006
99.2	The Unaudited Condensed Consolidated Financial Statements of China Valve as of September 30, 2007 and for the nine months ended September 30, 2007
99.3	Press Release

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA VALVES HOLDING LIMITED, CO.

Date: December 17, 2007	By:	/s/ Fang Si Ping
Fang Si Ping Director and Chief Executive Officer